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                                                                     Exhibit 4.4

            THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR
           INVESTMENT. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON
      EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES ACTS. THESE
        SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
                   REGISTRATION OR AN EXEMPTION THEREFROM THIS
                  WARRANT IS ALSO SUBJECT TO CERTAIN LIMITS ON
                     TRANSFER SET FORTH IN SECTION 6 HEREOF.

                         OMRIX BIOPHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

Date of Issuance: December 31, 1998                 Certificate No. W-CAP- # 1

          FOR VALUE RECEIVED, Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby grants Capricorn Venture Partners n.v. or its registered assigns (the "Registered Holder") the right to purchase from the Company during the Exercise Period (as defined below) up to 40,000 shares of the Company's Common Stock at a price per share of $5.55 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is issued by the Company pursuant to that certain letter agreement dated as of December 31, 1998 by and among the Company, Omrix Biopharmaceuticals S.A., and Capricorn Venture Partners n.v. in connection with an offering of securities (the "Private Placement") pursuant to a Securities Purchase Agreement dated as of December 31, 1998 (the "Purchase Agreement"). Certain capitalized terms used herein are defined in
Section 4 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     SECTION 1. EXERCISE OF WARRANT.

     1.1. EXERCISE PERIOD. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the vested purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance of this Warrant to and including the tenth anniversary of the Initial Closing Date (the "Exercise Period").

     1.2. EXERCISE PROCEDURE.

          (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                    (a) a completed Exercise Agreement, as described in paragraph 1.3 below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");
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                    (b) this Warrant;

                    (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
          Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall comply with the provisions set forth in Section 9.8 hereof;

                    (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock, unless it is publicly traded, shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which, when multiplied by the Market Price of the Common Stock, is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant); and

                    (e) a counterpart of the Stockholders' Agreement, as defined in the Purchase Agreement, executed by the Purchaser.

          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser and outstanding, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock, at the Exercise Time.

          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time


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to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this warrant (including, without limitation, making any filings required to be made by the Company).

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Public Offering or a Sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the Public Offering or Sale of the Company, in which case such exercise shall not be deemed to be effective until or immediately prior to the consummation of such transaction.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action that would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of all of the outstanding Warrants.

          (ix) Any certificate for shares of Common Stock issued upon the exercise of this Warrant shall contain a legend in substantially the form of the legend set forth on the first page of this Warrant except if such exercise is effected in connection with a Public Offering of the Company's capital stock and the shares of Common Stock issuable upon the exercise of this Warrant are included in such registered offering.

     1.3. EXERCISE AGREEMENT. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     1.4. FRACTIONAL SHARES. If a fractional share of Common Stock would, but for the provisions of paragraph 1.1, be issuable upon exercise of the rights represented by this Warrant,


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in lieu of issuing such fractional share, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser's order the Company's check payable to the Purchaser in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

     SECTION 2. ADJUSTMENT OF EXERCISE PRICE. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

     2.1. ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF COMMON STOCK.

          (i) If and whenever after the date of this Warrant, the Company issues or sells, or in accordance with paragraph 2.2 is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Per Share Price, then immediately upon such issue or sale or deemed issue or sale, the Exercise Price in effect immediately prior to such time shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) the Per Share Price times (ii) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Section 2.2 below) by the Company upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Notwithstanding the foregoing, if the Company inadvertently issues or sells, or is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Per Share Price, the Exercise Price in effect immediately prior to such time shall not be reduced if the Company is able to rescind or appropriately modify the transaction within a reasonable time after it became aware of the reduction in the Exercise Price that would otherwise occur.

          (ii) Notwithstanding the foregoing and Section 2.2, there shall be no adjustment to the Exercise Price or the number of shares of Common Stock obtainable upon exercise of this Warrant with respect to the issuance by the Company of any Excluded Securities, and the shares of Common Stock included in or issuable upon conversion or exercise of any Excluded Securities shall be deemed outstanding for purposes of Section 2.1.

     2.2. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under paragraph 2.1, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Per Share Price, then such share of Common Stock (but only such share or shares of Common Stock) shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such lower price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amount of consideration (if any) paid or payable by the option holder with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such


                                     - 4 -
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Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Per Share Price, then such share or shares of Common Stock (but only such share or shares of Common Stock) shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such lower price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amount of consideration (if any) paid or payable by the holder of the Convertible Security with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this paragraph 2.2, if the terms of any Option or Convertible Security that was outstanding as of the Date of Issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price to be increased to an amount in excess of the Exercise Price in effect upon the issuance of this Warrant.

          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect shall be adjusted immediately to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this paragraph 2.2, the expiration or termination of any Option or Convertible Security that was outstanding as of the Date of Issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance of this Warrant.

          (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the


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consideration received therefor shall be deemed to be the amount paid by the holder to the Company for such security (including discounts, commissions and related expenses paid to independent third parties). In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (including in connection with acquisitions), the amount of the consideration other than cash paid by the holder shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be as determined pursuant to the Investor Warrants.

          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration determined in good faith by the Board of Directors.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2.3. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     2.4. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Prior to the consummation of any Organic Change, the Company shall make appropriate provision (on the same terms as the comparable provision made with respect to the Investor Warrants) to ensure


                                     - 6 -
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that the Registered Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision on the same terms as the comparable provision made with respect to the Investor Warrants) with respect to such holders' rights and interests to ensure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to this Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an adjustment of the Exercise Price or number of shares of Common Stock acquirable and receivable upon exercise of this Warrant in accordance with Section 2.1 hereof as if such securities issuable upon any such consolidation, merger or sale were issued by the Company. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance equivalent to the instrument, if any, used to assume the obligations under the Investor Warrants), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     2.5. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder hereof; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2.

     2.6. NOTICES.

          (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     SECTION 3. DIVIDENDS. If the Company declares or pays a Dividend, then the Company shall set aside such Dividend for payment upon exercise of this Warrant to the Registered Holder of this Warrant the Dividend that would have been paid to such Registered


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Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     SECTION 4. DEFINITIONS. The following terms have meanings set forth below:

          "Capital Securities" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

          "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the Company's Common Stock, $.01 par value per share, and except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Common Stock Deemed Outstanding" has the meaning given such term in the Purchase Agreement.

          "Company Registration Cutback" has the meaning specified in Section 9.1(b).

          "Convertible Securities" has the meaning given such term in the Purchase Agreement.

          "Date of Issuance" has the meaning specified in Section 7.

          "Dividend" means any dividend or other distribution upon the Common Stock except for a stock dividend payable in shares of Common Stock.

          "Excluded Securities" has the meaning given such term in the Purchase Agreement.

          "Initial Closing Date" has the meaning given such term in the Purchase Agreement.

          "Investor Warrants" means the Common Stock Purchase Warrants issued by the Company to the "Purchasers" under the Purchase Agreement.

          "IPO" has the meaning given such term in the Stockholder's Agreement.


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          "Market Price" means, as to any security, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof as of such time if and as determined pursuant to the Investor Warrants or, if not so determined, the fair value thereof determined jointly by the Company and the Registered Holder; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Organic Change" means any recapitalization, reorganization, reclassification, Sale of the Company or other transaction, in each case, which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

          "Per Share Price" has the meaning given such term in the Purchase Agreement.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Private Placement" has the meaning given such term in the introduction to this Warrant.

          "Proceeds" means the aggregate gross proceeds received by the Company from all investors in the Private Placement, in the first and any subsequent closings.

          "Public Offering" has the meaning given such term in the Purchase Agreement.

          "Purchase Rights" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock.

          "Registered Holder" has the meaning given such term in the introductory language to this Warrant; provided that, for the purpose of Section 9 hereof, "Registered Holder" also shall include any holder of Registrable Securities.

          The terms "register," "registered" and "registration" refer to a registration in the United States effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" shall mean (i) the Common Stock issued or issuable pursuant to the exercise of this Warrant; (ii) any Common Stock or other securities issued or issuable with respect to the Common Stock described in clause (i) above, upon any stock split, stock dividend, recapitalization, or similar event, which shares have not been sold to the public; and (iii) securities issued in replacement or exchange of any of the securities described in clauses (i) or (ii) above.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 9.1 and 9.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but not including Selling Expenses.

          "Sale of the Company" has the meaning given such term in the Purchase Agreement.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by a Registered Holder.

          Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

     SECTION 5. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company not set forth herein. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     SECTION 6. WARRANT TRANSFERABLE. This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal

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office of the Company, only to an investor that is not an entity engaged in a business competitive with the Company and that shall agree to be bound by the limitations on disposition set forth herein.

     SECTION 7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issued this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     SECTION 8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an entity with capital and surplus in excess of three times the value of the Common Stock that can be purchased upon exercise of this Warrant, such holder's agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION 9. REGISTRATION RIGHTS.

     9.1 Company Registration.

          (i) NOTICE OF REGISTRATION. If at any time prior to five (5) years after consummation of an IPO, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

          (a) promptly give written notice thereof to each Registered Holder;
          and

          (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Registered Holder, subject to the Company Registration Cutback.

          (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Registered

Holders as a part of the written notice given pursuant to Section 9.1(i)(a). In such event the right of any Registered Holder to registration pursuant to this
Section 9.1 shall be conditioned upon such Registered Holder's participation in such underwriting and the inclusion of such Registered Holder's Registrable Securities in the underwriting to the extent provided herein. All Registered Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in the form agreed to by the Company and the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 9.1, if the managing underwriter determines the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or marketing factors require a limitation of the number of shares to be underwritten on behalf of the Company (the "Company Registration Cutback"), then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without such affect on the price, first, all securities of the Company proposed to be sold by the Company for its own account, second, the Registrable Securities requested by the Registered Holders to be included in such registration consistent with and subject to the requirements of the Stockholders' Agreement, and finally, any other securities of the Company requested by other holders of Common Stock to be included in such registration.

     9.2 EXPENSES OF REGISTRATION. All Registration Expenses, other than and the fees of counsel for any selling Registered Holders, incurred in connection with any registration pursuant to Sections 9.1 and 9.4, shall, to the extent permitted by applicable law, be borne by the Company. All other Selling Expenses relating to Registrable Securities registered by the Registered Holders shall be borne by the respective Registered Holders pro rata on the basis of the number of shares so registered.

     9.3 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Registered Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

          (i) keep such registration, qualification or compliance effective and current for a period of 180 days (or such longer period as may be necessary to accommodate the filing of amendments or supplements necessary to comply with the Securities Act) or until the holders of all securities registered in such registration have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (ii) furnish such number of prospectuses and other documents incident thereto as a Registered Holder from time to time may reasonably request;

          (iii) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller holding at least 10% of the Registrable Securities then being registered reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that nothing in this Section 9.3 shall require the Company to execute any general consent to service of process in any state;

          (iv) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Registered Holder and the Company participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (v) notify each Registered Holder with Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and of any Commission stop orders or other material modifications in connection therewith (and in such event, any holder of such securities shall suspend the sale or distribution of such securities until such time as said event is corrected);

          (vi) cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange on which the same class of securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange and, if requested by the Registered Holders, cause all such Registrable Securities, if the Company's securities are not already listed or traded, to be listed on any securities exchange reasonably requested by the Registered Holders;

          (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (viii) enter into such customary agreements and take all such other actions as the Registered Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (ix) make available for inspection by Registered Holders who hold all of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (xi) permit any Registered Holder which, in the reasonable judgment of such Registered Holder's counsel, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Registered Holder and its counsel and concurred with by the Company and its Counsel should be included;

          (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

          (xiii) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          (xiv) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as required by the underwriting agreement or, if other than an underwritten offering, as the holders of a majority of securities being sold pursuant to the applicable registration statement may reasonably request.

     9.4 REGISTRATION ON FORM S-3. In addition to the rights set forth in
Section 10.1, if the Registered Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3). The procedures and other limitations for effecting the registration of the Registrable Securities on Form S-3 (or any successor form to Form S-3), including the procedure used for any underwriting limitation, shall be as set forth in Section 10.1 above; provided, however, that (i) the number of registrations that may be requested by the Registered Holders on Form S-3 (or any successor form to Form S-3) shall be limited to one (1), none of which shall involve an underwriting, and (ii) the Company shall not be obligated to effect a registration under this Section 9.4 if the minimum estimated dollar value of any offering of Registrable Securities pursuant to this Section 9.4 is less than $300,000 and (iii) the Company shall not be obligated to effect a registration under this Section 9.4 to the extent that the Registration Securities to be included in such registration may, within thirty (30) days following the proposed effective date of any such registration, be sold without registration pursuant to paragraph (k) of Rule 1944.

     9.5 INDEMNIFICATION.

          (i) The Company will indemnify each Registered Holder, each of its officers and directors and partners and each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Registered Holder, each of its officers and directors and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, expense, or violation arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Registered Holder or underwriter and stated to be specifically for use therein, or any action or inaction required of any Purchaser in connection therewith.

          (ii) Each Registered Holder will, if Registrable Securities held by such Registered Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Person whose securities are covered by such registration statement, each of its officers and directors and each Person controlling such selling securityholder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, [or any violation by such Registered Holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to such Registered Holder and relating to action or inaction required of such Registered Holder in connection with any such registration, qualification or compliance,] and will reimburse the Company, such other selling securityholders, such directors, officers, legal counsel, independent accountants, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Registered Holder and stated to be specifically for use therein or such violation arises out of any action or inaction required of such Registered Holder in connection therewith; provided, however, that the obligation of such Registered Holder hereunder shall be limited to an amount equal to the proceeds received by such Registered Holder upon the sale of the Registrable Securities sold in the offering covered by such registration.

          (iii) Each party entitled to indemnification under this Section 9.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to do so materially prejudices the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (iv) An Indemnifying Party shall make payment in satisfaction of its obligations under this Section 9.5 within thirty (30) days upon receiving written confirmation from the Indemnified Party of the nature and amount of the expenses to be indemnified.

          (v) If the indemnification provided for in this Section 9.5 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 9.5 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9.5(v) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 9.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (vi) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

     9.6 INFORMATION BY REGISTERED HOLDER. Each Registered Holder including Registrable Securities in any registration shall furnish to the Company such information regarding such Registered Holder and the distribution proposed by such Registered Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     9.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

          (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange

Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

     (iii) So long as a Registered Holder owns any Registrable Securities to furnish to the Registered Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company under the Securities Act for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Registered Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Registered Holder to sell any such securities without registration.

     9.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to Registered Holders under Sections 9.1 and 9.4 may be assigned to a transferee or assignee in connection with the transfer or assignment of any portion of this Warrant or of any of the Registrable Securities, provided, that (i) such transfer may otherwise be effected in accordance with applicable securities laws and the provisions of this Warrant,
(ii) the Company is given reasonably prompt written notice of such assignment, and (iii) the transferee executes an instrument reasonably satisfactory to the Company agreeing to be bound by the obligations of a Registered Holder under this Section 9. In addition, rights to cause the Company to register securities may be assigned (on the foregoing terms) to any constituent partner (or any partner of such partner if such partner is itself a partnership) of a Registered Holder, where such Registered Holder is a partnership, or to any parent or subsidiary corporation or any officer, director or shareholder thereof, where such Registered Holder is a corporation. For purposes of the preceding sentence "partnership" shall include "limited liability company," and "partner" shall include "member of a limited liability company."

     9.9 GENERAL. In the event the Company is obligated to effect a public offering, the Company shall cause such meetings to be held, votes cast, resolutions passed, by-laws enacted, documents executed and all acts and things done to effect the public offering on customary and usual terms.

     9.10 LOCK-UP AGREEMENTS. In connection with any firm commitment underwritten offering in which they are participating, if requested to do so by the managing underwriter for such offering, the Registered Holders shall agree not to sell or otherwise transfer any shares of Common Stock or any other Capital Securities of the Company (other than any Registrable Securities or other securities of the Company being registered in such offering), without the consent of the managing underwriters, during the 7 days prior to and up to 180 days following the effective date of the registration statement relating to such offering.

     9.11 SURVIVAL. The provisions of this Section 9 shall survive the full exercise of this Warrant and until five (5) years after consummation of an IPO. In addition, the obligations of the Company and Registered Holders under Section
9.5 shall survive the completion of any offering of Registrable Securities under this Agreement indefinitely.

     SECTION 10. NOTICES. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

     SECTION 11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Registered Holders of at least a majority of the Registrable Securities.

     SECTION 12. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All issues and questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the domestic substantive laws of any jurisdiction other than the State of Delaware.

     IN WITNESS WHEREOF, each of the parties has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                        OMRIX BIOPHARMACEUTICALS, INC.


                                        By       /s/ Robert Taub
                                          ---------------------------------
                                        Its        President
                                           --------------------------------
[Corporate Seal]

Attest:


                                          /s/ Jos B. Peeters
----------------------------------      -----------------------------------
                                        CAPRICORN VENTURE
Title:                                  PARTNERS n.v.
      ----------------------------      Represented by Dr. Jos B. Peeters,
                                        Managing Director

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                            Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate W-CAP #1), hereby agrees to subscribe for the purchase of ___________ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

          Payment shall be made by (check one of the following):

          _____ 1. Delivery of $________ transmitted hereby by check.

          _____ 2. Delivery of stock certificate no(s). ____________ and surrender of ____ shares of the Company's _________ stock evidenced thereby having a Market Price on the date hereof of $_______ (computed in accordance with the definition of Market Price set forth in Section 4 of the Warrant) (i.e. a "cashless" exercise).

          _____ 3. Delivery of the Company's _______ Note in the aggregate principal amount of $_______ and surrender of $_______ in principal amount thereof, plus accrued and unpaid interest in the amount of $________ having a Market Price on the date hereof of $___________ (computed in accordance with the definition of Market Price set forth in Section 4 of the Warrant) (i.e. a "cashless" exercise).

          _____ 4. Surrender of _________ shares of Common Stock, exercisable under Warrant No. ___ having a Market Price on the date hereof of $_________ (computed in accordance with the definition of Market Price set forth in Section 5 of the Warrant) (i.e., a net issuance exercise).

                                               Signature ____________________

                                               Address ______________________

                                                                      EXHIBIT II

                                   ASSIGNMENT

          FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate W-CAP #1) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee              Address                       No. of Shares

                                               Signature_____________________

                                                        _____________________

                                               Witness ______________________




         THE UNDERSIGNED ASSIGNEE hereby agrees to be bound by the limitations on further disposition of this Warrant set forth in Section 6 hereof.

                                               Signature_____________________

                                               Name _________________________